Master Purchasing Agreement –

This Master Purchasing Agreement ("Agreement") is entered into as of this 20th day of March, 2014 (“Effective Date") by and between Murata Manufacturing Co., Ltd. , with its principal office at 10-1, Higash1kotari 1-chome, Nagaokakyo-shi, Kyoto-fu 617-8555, Japan (hereinafter referred to as "Buyer") and Peregrine Semiconductor Corporation, with its principal office at 9380 Carroll Park Drive, San Diego, CAUSA, 92121 ("Seller"). Each of Seller and Buyer, a "Party" and collectively, the "Parties."

RECITALS
I. Buyer desires to purchase from Seller certain goods as separately agreed to by the parties in purchase orders accepted by Seller ("Products")
II. Seller desires to sell and deliver to Buyer such Products.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

1. SCOPE: This Agreement shall apply to any and all sales and purchases of the Products between Seller and
Buyer after the Effective Date.
2. PURCHASE ORDER ACCEPTANCE:
For each individual sale and purchase of the Products, Buyer shall issue a purchase order ("Purchase Order"), and Seller shall notify its acceptance or refusal of the Purchase Order within seven (7) days from the date of receipt by returning a duly signed acknowledgment to Buyer. Buyer reserves the right to revoke such Purchase Order at any time prior to acceptance. If Buyer does not receive Seller's notification within the aforesaid seven (7) day period, the Purchase Order shall be deemed to have been accepted by Seller. In case there are any conflicts between this Agreement and the Purchase Order or Buyer's acknowledgment thereof, the provisions of this Agreement shall govern. Buyer will use commercially reasonable efforts to place purchase orders for deliveries for the current week plus 8 weeks or as agreed to in writing by both Parties. Buyer may reschedule, one time, any order scheduled for delivery beyond 5 weeks from the request date out a maximum of 90 days from the originally schedule ship date or as mutually agreed upon by both Parties. All orders, scheduled for shipment within the current week plus 8 week order coverage period, may not be canceled unless agreed upon by Seller. Any order that has been rescheduled is not eligible for an additional reschedule or cancellation unless agreed upon by Seller.
3. RESTRICTIONS:
(1) Except as explicitly identified in exhibit A, the Products are not designed, manufactured, or intended for use in hazardous environments requiring fail-safe performance where the failure of a Product could lead directly to death, personal injury, or catastrophic physical or environmental damage ("High Risk Activities"). Use of the Product in High Risk Activities is not authorized and Buyer warrants that it shall not use a Product in High Risk Activities.
(2) Buyer will not, and will not permit any third party to, reverse engineer a Product.
4. PRODUCTS AND PACKING LIST:
The Products shall be properly labeled and suitable and securely packed for shipment. Seller shall prepare a packing list containing the following information for each delivery of Products pursuant to the Purchase Order:
a) Seller's name and address;
b) Seller's packing list number and date of issuance;
c) Purchase Order number;
d) The purchasing division of Buyer as specified on the Purchase Order;
e) The quantity and description of Products shipped;
f)     The container number, packing number and shipping marks if any;
g)     Any other information as specified on the Purchase Order.
5. DELIVERY:
(1) Seller shall tender the Products for shipment at the place and time specified on the Purchase Order or as subsequently agreed in writing. The particulars contained in the bill of loading shall evidence the observance of this term.
(2) Delivery shall be made at the place and time specified on the Purchase Order. Risk shall pass to Buyer upon tender for delivery to the freight carrier in accordance with the trade term provided in the front of the
Purchase Order per INCOTERMS 2000.
(3)Notwithstanding sub-clause (1) and (2) above, the title of the Products shall pass to Buyer when the Products have passed to the freight carrier and all Products are tendered.
6. INCOMING INSPECTION:
Buyer shall conduct an incoming inspection on quality and quantity of the Products received from Seller in accordance with the inspection criteria as specified by Buyer, and shall notify the result of such inspection to Seller.

Buyer shall be entitled to reject any Product which failed to conform to its Specifications (as defined below). Buyer shall notify such result to Seller in writing and Seller shall immediately take necessary measures according to Buyer's instruction. Subject to Section 9, any Product not rejected within seven (7) days after delivery to Buyer shall be deemed accepted.
7. PRICE AND TAX:
The price of Products shall be as specified on the Purchase Order. Seller shall bear all taxes, duties and other charges arising out of this transaction prior to shipment, unless otherwise specified on the Purchase Order. Buyer shall act as the importer of record.
8. PAYMENT:
Unless otherwise specified in any provision of the Purchase Order, Buyer's payment shall be made by telegraphic transfer remittance. Buyer will make payments to seller twice per calendar month. Invoices dated from Seller on the 1st day through the 15th will be due on the 16th day of the following month. Invoices dated on the 16th day through the 31st day will be due for payment on the 31st of the following month.
9. LIMITED WARRANTY/DISCLAIMER:
(1) Seller warrants to Buyer only that for a period of twenty four (24) months from the delivery of a Product, such Product purchased hereunder will be new, free from defects in design, material and/or workmanship and conform to Seller's published specifications for such Products (or other specifications as agreed upon in writing signed by both Buyer and Seller with respect to a certain Product) (the "Specifications").
(2) If the Products do not comply with the warranty provided in Section 9(1), Seller shall, at its option, repair or replace the Products, or credit or refund the price of the Products. Except for any remedies for an Epidemic Failure (if applicable), this Section 9(2) sets forth Buyer's sole and exclusive remedy and Seller's sole and exclusive liability for the failure of a Product to comply with the warranty set forth in Section 9(1).
(3) Seller shall implement a root cause analysis and provide Buyer with the result thereof in the event the actual failure rate for the Products exceeds a certain failure rate as separately agreed to by the parties ("Epidemic Failure"). Subject to Section 10, in the event of an Epidemic Failure, Seller shall be liable to Buyer for actual and direct losses, damages, costs and expenses incurred by Buyer arising out of such Epidemic Failure.
(4) In case epidemic defects due to reasons attributable to Seller are discovered in the Products after the expiration of the warranty period provided in the above sub-clause (1), Seller shall take necessary measures as provided in the above sub-clause (2) if mutually agreed upon by the parties.
(5) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9(1) ABOVE, SELLER (FOR ITSELF AND ITS
SUPPLIERS) MAKES NO WARRANTIES AND HEREBY DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO ANY PRODUCT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.
10. LIMITATION ON LIABILITY
(1) NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, OTHER THAN FOR A PARTY'S INDEMNIFICATION OBLIGATIONS AS SET FORTH IN SECTION 11 , NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSS OF BUSINESS OPPORTUNITY.
(2) NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, OTHER THAN FOR A PARTY'S INDEMNIFICATION OBLIGATIONS AS SET FORTH IN SECTION 11 OR BUYER'S OUTSTANDING PAYMENT OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY DAMAGES IN EXCESS OF $25 MILLION.
11. INDEMNIFICATION:
(1) Seller shall defend, indemnify and hold harmless Buyer, its affiliates, officers, directors, agents and employees from any and all damages awarded to a third party by a final court judgment or settlement for third party claims made against Buyer for such third party's personal injury or death, or damage to tangible property resulting from Seller's gross negligence or willful misconduct, or a Product's failure to conform to the limited warranty in Section 9 (1). Notwithstanding the foregoing, Seller shall have no defense or indemnification obligations (a) to the extent of the gross negligence or willful misconduct of anyone other than Seller, or (b) for the use of any Product in a High Risk Activity.
(2) Seller shall, defend, indemnify and hold harmless Buyer and its officers, directors, agents, and employees from any and all damages awarded to a third party by a final court judgment or settlement for third party claims made against Buyer that any Product purchased from Seller violates such third party's intellectual property; provided that such indemnification obligations shall not apply: (i) if Buyer does not provide Seller with prompt written notice of the claim for which indemnification is sought and Seller is materially prejudiced by such delay; or (ii) if Seller is not offered the opportunity to assume sole control of defense and settlement of the claim for which indemnification is sought. Further, Seller shall have no indemnification obligations with respect to any Products purchased from Seller that have been (A) combined with other products, processes or materials or (B) modified after shipment by Seller, where the alleged infringement or misappropriation relates to such modification and/or combination (each an "Excluded Use").
(3) Buyer shall defend, indemnify and hold harmless Seller and its officers, directors, agents, and employees from any and all damages awarded to a third party by a final court judgment or settlement of litigation for third party claims made against Seller (a) for any intellectual property violation claims relating to an Excluded Use; (b) relating to use of the Product in High Risk Activities; or (c) relating to Buyer's gross negligence or willful misconduct; provided that such indemnification obligations shall not apply: (i) if Seller does not provide Buyer with prompt written notice of the claim for which indemnification is sought and Buyer is materially prejudiced by such delay; or (ii) if Buyer is not offered the opportunity to assume sole control of defense and settlement of the claim for which indemnification is sought.
(4) Neither party shall settle any indemnifiable claim without the written consent of the other party (which shall not be unreasonably withheld).

12. TERMINATION:
Either party may terminate this Agreement and/or the unperformed Purchase Order(s) forthwith upon serving written notice to the other party when the other party:
a) Materially breaches any provisions of this Agreement and/or the Purchase Order(s) and fails to correct such breach within thirty (30) days of written notice, or, if longer, the period designated in the written notice; or
b) seeks protection under any bankruptcy, receivership or comparable proceeding, or if such proceeding is instituted against the other (and not dismissed within 120 days);
The terminating party shall be entitled to claim against the other party for any loss directly incurred by reason of any breach prior to such termination. In the event of any termination, any payment obligations for Products delivered under this Agreement shall survive.
13. FORCE MAJEURE:
Neither party shall be liable for the failure to perform any obligations of this transaction for any period in which such performance is prevented by act of God, fire, epidemic disease, explosion, war, riot, civil war, enactment, government ordinance, order or guidance, labor dispute, transport disruption, or such other things beyond its reasonable control. In such an event, the affected party shall promptly notify the other party if reasonably possible.
14. ASSIGNMENT:
Neither party may assign any of its rights or obligations under this Agreement and the Purchase Orders without prior written consent of the other party; provided, however, that a party may assign all of its rights and obligations under this Agreement and the Purchase Orders to an entity that succeeds to all of such party's stock, assets or business to which this Agreement or a Purchase Order relates without the prior written consent of the other party
15. COMPLIANCE:
(1) Seller warrants to Buyer only that, at the time of tender for delivery to Buyer, the Products are in compliance with all applicable laws, rules and regulations of Japan, including but not limited to laws on export control, environmental protection and hazardous substances such as Japanese Foreign Exchange and Foreign Trade Control Laws, Laws concerning the Examination and Regulation of Manufacture etc. of Chemical Substances, and the U.S. Export Administration Regulations and Toxic Substances Control Act. Seller shall, upon Buyer’s reasonable request, provide necessary information and/ or documents pertaining to Seller's compliance under this Clause.
(2) Buyer warrants to Seller that its use, distribution and sale of the Products shall comply with all applicable laws, rules and regulations Japan, including but not limited to laws on export control, environmental protection and hazardous substances [such as Japanese Foreign Exchange and Foreign Trade Control Laws, Laws concerning the Examination and Regulation of Manufacture etc. of Chemical Substances,]and the U.S. Export Administration Regulations and Toxic Substances Control Act, except where such noncompliance is caused solely for Seller's breach of Section 15(1). Buyer shall, upon Seller's reasonable request, provide necessary information and/ or documents pertaining to Buyer's compliance under this Clause.
16. CONFIDENTIALITY: Information disclosed by a party in connection with this Agreement shall be deemed to relate to the subject matter of that certain License Agreement (as defined hereinafter) and shall be governed by (and, if applicable, subject to the obligations and restrictions imposed by) Section 9 ("Confidentiality") of the License Agreement.
17. GOVERNING LAW:
This Agreement and the Purchase Orders shall be construed, performed and enforced in accordance with the laws of Japan.
18. ARBITRATION:
The parties shall amicably settle by mutual discuss all disputes which may arise between the parties relating to the Purchase Orders, failing which all unsettled disputes shall be referred to arbitration in Japan in accordance with the Japanese Arbitration Law. The parties hereby submit to the jurisdiction of the district court of KYOTO, JAPAN.
19. NOTICE:
All notices and communications required under this Agreement or the Purchase Orders between the parties shall be sent by facsimile or mail to the facsimile number or address as stated in the Purchase Orders or such other numbers as the parties may subsequently notify the other.
20. MISCELLANEOUS:
For all purposes of this Agreement each Party shall be and act as an independent contractor and not as partner, joint venture, or agent of the other and shall not bind nor attempt to bind the other to any contract. The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. Notwithstanding anything to the contrary, this Agreement shall in no way amend or supersede the License
Agreement by and between the Parties dated as of May 28, 2013 (excluding Section 15 (b) therein) and any of its amendments (collectively, the "License Agreement") and to the extent the License Agreement conflicts with this Agreement or any Purchase Order, the License Agreement shall govern. Except for the License Agreement, it is the intention of the parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by both parties to be an amendment or waiver. Except for the License Agreement, this Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom. No changes or modifications or waivers are to be made to this Agreement unless evidenced in writing and signed for and on behalf of both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. In any action or proceeding to enforce rights under this Agreement, the prevailing Party will be entitled to recover costs and attorneys' fees. The headings contained herein are for the sake of convenience and are not intended to have legal effect.

IN WITNESS WHEREOF, the parties have caused this Agreement in duplicate to be executed and delivered by their respective duly authorized representatives.

Buyer:                            Seller:
Murata Manufacturing Co., Ltd.

1-10-1, Higashikotari, Nagaokakyo-shi,
Kyoto 617-8555 Japan

Name: Tsuneo Murata                    Name: James S. Cable

Signature: /s/ Tsuneo Murata                Signature: /s/ James S. Cable

Title: President                        Title: CEO

Date:                            Date: March 20, 2014

Exhibit A (Excluded Applications to High Risk Activities)

Automotive
Machine to Machine
Mobile Wireless Handset